                                                                  EXHIBIT 3.44

                                    DELAWARE                            PAGE 1
                                The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RADIO ONE MEDIA HOLDINGS, LLC", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JANUARY, A.D. 2005, AT 4:53 O'CLOCK P.M.

                        [SEAL]        /s/ Harriet Smith Windsor
                                      ---------------------------------
                                      Harriet Smith Windsor, Secretary of State
        3912530  8100                      AUTHENTICATION: 3621896
        050036899                                    DATE: 01-18-05

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                            CERTIFICATE OF FORMATION

                                       OF

                          RADIO ONE MEDIA HOLDINGS, LLC

      This Certificate of Formation of Radio One Media Holdings, LLC (the "Company"), dated as of January 14, 2005, is being duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

            FIRST. The name of the limited liability company formed hereby is RADIO ONE MEDIA HOLDINGS, LLC.

            SECOND. The address of the initial registered office of the Company in the State of Delaware shall be: 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

            THIRD. The name and address of the Company's registered agent for service of process on the Company in the State of Delaware are:
      Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                        /s/ Linda J. Vilardo
                                        --------------------
                                        Linda J. Vilardo
                                        Authorized Person

                                                         State of Delaware
                                                        Secretary of State
                                                        Division of Corporations
                                                   Delivered 06:20 PM 01/14/2005
                                                       FILED 04:53 PM 01/14/2005
                                                    SRV 050036899 - 3912530 FILE